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                                                                     Exhibit 5.1

            [Letterhead of Aird & Berlis, Barristers and Solicitors]


August __, 1999


Talisman Enterprises Inc.
2330 Southfield Road
Mississauga, Ontario
Canada L5N 2W8

Dear Sirs:

RE: REGISTRATION STATEMENT ON FORM SB-2/REGISTRATION NO. 333-83123

We act as Canadian corporate counsel to Talisman Enterprises Inc. (the "Company") which is incorporated pursuant to the laws of the Province of Ontario and which has retained legal counsel in the United States of America in connection with the registration of certain securities of the Company pursuant to the SECURITIES ACT OF 1933, as amended (the "Securities Act"). In that regard, the above captioned registration statement on Form SB-2 (the "Registration Statement") is being filed under the Securities Act by the Company with the Securities and Exchange Commission (the "Commission") for the purpose of registering the proposed public offering of:

      a. 1,714,627 common shares in the capital of the Company with no par value (the "Common Stock") being offered for sale by the Company inclusive of securities issuable on the exercise of the over-allotment option described in the Registration Statement (the "Over-allotment Option");

      b. 1,014,627 common shares in the capital of the Company reserved for issuance upon exercise of the certain warrants;

      c. An Underwriters' Warrant exercisable for 60,000 common shares in the capital of the Company, with no par value and 1 Warrant (the "Underwriters' Warrant");

      d. 60,000 shares in the capital of the Company with no par value underlying the Underwriters' Warrant;

In rendering this opinion, we have examined a copy of the Registration Statement, coupled with the Articles of Incorporation, By-laws of the Company, as amended, minutes and resolutions of the
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board of directors, of the Company and such other documents as we have deemed relevant and necessary as a basis for this opinion.

In our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents. As to our opinion expressed in paragraph (1) below, we have relied solely upon a Certificate of Status issued by the Ministry of Consumer and Commercial Relations of the Province of Ontario dated August __, 1999 as to the existence of the Company. Capitalized terms used in the context of the opinion not otherwise herein defined, shall have the same meaning ascribed thereto within the Registration Statement.

We are qualified to practise law only in the Province of Ontario, Canada and accordingly express no opinion as to the laws of any other jurisdiction other than the federal laws of Canada applicable in said Province.

Based upon the foregoing, we are of the opinion that:

(1) The Company is a corporation duly incorporated and validly subsisting under the laws of the Province of Ontario with corporate power to conduct the business which it conducts as described in the Registration Statement;

(2) Under the laws of the Province of Ontario, shareholders of the Company are not personally liable for debts of the Company arising solely from their ownership of the common shares in the capital of the Company; and

(3) The Common Stock and Warrants, and the common shares in the capital of the Company issuable upon exercise of the Warrants have been duly and validly authorized for issuance by the Company, and when issued, delivered and paid for, by purchasers thereof, such securities will be fully paid and non-assessable and conform to the description contained in the section "Description of Securities" in the Registration Statement.

We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to this firm under the section entitled "Legal Matters" in the Registration Statement.

Yours truly,


Aird & Berlis, Barristers and Solicitors